                                                                  Rule 424(b)(3)
                                                      Registration No.  33-50463

                  PRICING SUPPLEMENT NO. 2135 DATED JUNE 10, 1998
                  TO PROSPECTUS SUPPLEMENTAL DATED MARCH 26, 1998
                    AND BASE PROSPECTUS DATED MARCH 23, 1998

 Issuer:                        National Rural Utilities CFC

 Principal Amount:              $ 1,000,000.00


 Issue Price:                   100% of Principal Amount


 Original Issue Date:           6/15/98


 Maturity Date:                 6/15/99


 Interest Rate:                 5.790% per annum


 Record Dates:                  Each January 1 and July 1


 Interest Payment Dates:        Each January 15 and July 15


 Redeemable Date:               None


 Agent's Commission:            None


 Form of Note
 (Book-Entry or Certificated):  Certificated


 Other Terms:                   None





Medium-Term Notes, Series C may be issued by the Company in an aggregate principal amount of up to $2,050,000,000 and, to date, including this offering, an aggregate of $329,886,000 Medium-Term Notes, Series A, $620,114,000, Series B, and $1,588,611,000 Series C
have been issued.